As filed with the Securities and Exchange Commission on November 20, 2020
Registration No. 333-250184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Affirm Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	84-2224323 (I.R.S. Employer Identification Number)

Affirm Holdings, Inc.
650 California Street
San Francisco, California 94108
Telephone: (415) 984-0490
(Address including zip code, telephone number, including area code, of Registrant’s Principal Executive Offices)

Max Levchin
Chief Executive Officer
Affirm Holdings, Inc.
650 California Street
San Francisco, California 94108
Telephone: (415) 984-0490
(Name, address including zip code, telephone number, including area code, of agent for service)

Copies To:
Gregg A. Noel, Esq. P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 Telephone: (650) 470-4500	Sharda Caro del Castillo Chief Legal Officer Affirm Holdings, Inc. 650 California Street San Francisco, California 94108 Telephone: (415) 984-0490	Byron B. Rooney, Esq. Emily Roberts, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-250184) of Affirm Holdings, Inc. (Registration Statement) is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statement Schedules.

(a)   Exhibits. The following exhibits are filed herewith:
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation of the Company, as currently in effect
3.2**	Amended and Restated Bylaws of the Company, as currently in effect
3.3**	Form of Amended and Restated Certificate of Incorporation of the Company, to be in effect upon the completion of this offering
3.4**	Form of Amended and Restated Bylaws of the Company, to be in effect upon the completion of this offering
4.1*	Specimen Stock Certificate for shares of Common Stock of the Company
4.2**	Amended and Restated Investors’ Rights Agreement among the Company and certain holders of its capital stock, dated as of September 11, 2020
4.3**	Warrant to Purchase Shares of Common Stock, dated as of October 8, 2019, by and between Affirm, Inc. and Delta Air Lines, Inc.
4.4**	Warrant to Purchase Common Stock, dated as of May 15, 2014, by and between Affirm, Inc. and Silicon Valley Bank
4.5**	Warrant to Purchase Common Stock, dated as of August 5, 2015, by and between Affirm, Inc. and Silicon Valley Bank
4.6**	Stock Purchase Warrant, dated as of September 1, 2020, by and between Affirm Holdings, Inc. and Shopify Inc.
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1**	Form of Indemnification Agreement between the Company and its directors and officers
10.2+	Amended and Restated 2012 Stock Plan
10.3+	2020 Employee Stock Purchase Plan
10.4#	Second Amended and Restated Loan Program Agreement, dated as of November 1, 2020, by and between Affirm, Inc. and Cross River Bank
10.5#	Second Amended and Restated Loan Sale Agreement, dated as of November 1, 2020, by and between Affirm, Inc. and Cross River Bank
10.6#**	Merchant Agreement, dated as of September 3, 2020, by and between Affirm, Inc. and Peloton Interactive, Inc.
10.7#	Customer Installment Program Agreement, dated as of July 16, 2020, by and between Shopify Inc. and Affirm, Inc.
16.1**	Letter Regarding Change in Accountants
21.1**	Subsidiaries of the Company
23.1**	Consent of Ernst & Young LLP, independent registered public accountants
23.2**	Consent of Deloitte & Touche LLP, independent registered public accountants
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (see signature page of this Registration Statement)

*
To be filed by amendment

**
Previously filed

+
Denotes management contract or compensatory plan or arrangement

#
Portions of the exhibit have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on November 20, 2020.
AFFIRM HOLDINGS, INC.
By:	/s/ Max Levchin Max Levchin Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 2020.
Signature	Capacity
/s/ Max Levchin Max Levchin	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
* Michael Linford	Chief Financial Officer (principal financial officer)
* Siphelele Jiyane	VP, Controller (principal accounting officer)
* Jeremy Liew	Director
* Christa S. Quarles	Director
* Jeremy G. Philips	Director
* Keith Rabois	Director
*By: /s/ Max Levchin Max Levchin, Attorney-In-Fact